Exhibit 10.2
AMENDMENT
Dated as of October 20, 2005
to
RECEIVABLES PURCHASE AGREEMENT
Dated as of August 28, 1997
      THIS AMENDMENT (this “Amendment”) dated as of October 20, 2005 is entered into by and between NMC FUNDING CORPORATION, a Delaware corporation, as Purchaser (the “Purchaser”) and NATIONAL MEDICAL CARE, INC., a Delaware corporation, as Seller (the “Seller”).
PRELIMINARY STATEMENTS
      A. The Purchaser and the Seller are parties to that certain Receivables Purchase Agreement dated as of August 28, 1997 (as amended or otherwise modified prior to the date hereof, the “RPA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the RPA.
      B. The Purchaser and the Seller have agreed to amend the RPA on the terms and conditions hereinafter set forth.
      NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
      SECTION 1. Amendments. The RPA is hereby amended as follows:

1.1 The definition of “FMC” is deleted in its entirety.

1.2 The following new definition is added to Section 1.1 of the RPA in appropriate alphabetical order:

“‘FMCAG’ means Fresenius Medical Care, AG, a corporation organized and existing under the laws of the Federal Republic of Germany, including such entity after its transformation into a KGaA (Kommanditgesellschaft auf Aktien), and its successors and permitted assigns.”

1.3 Each reference in the RPA to “FMC” is deleted and replaced by a reference to “FMCAG.”

1.4 Each reference in the RPA to “FMCAG Bank Revolver” is deleted and replaced by a reference to “FMCAG Credit Facility.”

1.5 The definition of “Voting Stock” is amended to read as follows:

“‘Voting Stock’ shall have the meaning specified in the TAA.”

1.6 The first sentence of Section 3.1(x) is amended to read as follows:

“FMCAG owns, directly or indirectly, all of the issued and outstanding common stock of (and such stock comprises more than 80% of the Voting Stock of) FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FMCAG Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FMCAG and its subsidiaries.”

1.7 Section 5.1(a)(ii) is amended to replace the words “after the end of each of the first three fiscal quarters” with the words “after the end of the second fiscal quarter.”

1.8 Section 7.1(k) is amended to read as follows:

“(i) the Seller shall cease to own, free and clear of any Adverse Claim all of the outstanding shares of capital stock of the Transferor on a fully diluted basis; or (ii) FMCH shall cease to own, directly or indirectly, free and clear of any Adverse Claim, (other than a pledge made pursuant to the FMCAG Credit Facility and put/call agreements, forward agreements or other similar arrangements among FMCAG and its subsidiaries), all of the outstanding shares of capital stock of any of the Originating Entities or the Collection Agent on a fully diluted basis; provided that FMCAG may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH; or (iii) FMCAG shall cease to own, directly or indirectly, free and clear of any Adverse Claim (other than a pledge made pursuant to the FMCAG Credit Facility and put/call agreements, forward agreements or other similar arrangements among FMCAG and its subsidiaries), all of the Voting Stock of FMCH other than the preferred stock of FMCH outstanding as of the date hereof (which preferred stock outstanding as of the date hereof shall not represent more than 20% of the total Voting Stock of FMCH); or (iv) or a Change of Control (as defined under the TAA)”
      SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Purchaser of counterparts of this Amendment duly executed by the Purchaser and the Seller and (ii) the occurrence of the Effective Date under (and as defined in) Amendment No. 4 to the TAA of even date herewith.
      SECTION 3. Covenants, Representations and Warranties of the Seller.

3.1 Upon the effectiveness of this Amendment, the Seller hereby reaffirms all covenants, representations and warranties made by it in the RPA and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.2 The Seller hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Seller Default or Potential Seller Default shall exist under the RPA.
      SECTION 4. Reference to and Effect on the RPA.

4.1 Upon the effectiveness of this Amendment, each reference in the RPA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the RPA as amended hereby, and each reference to the RPA in any other document, instrument and agreement executed and/or delivered in connection with the RPA shall mean and be a reference to the RPA as amended hereby.

4.2 Except as specifically amended hereby, the RPA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchaser or any of its assignees under the RPA or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
      SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.
      SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

      SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

NMC FUNDING CORPORATION,
as Purchaser

By:

Name:
Title:

NATIONAL MEDICAL CARE, INC.,
as Seller

By:

Name:
Title:

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